UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 25, 2023

AtriCure, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Innovation Way, Mason OH 45040
(Address of Principal Executive Offices, and Zip Code)
(513) 755-4100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 25, 2023, the stockholders of the Company approved the AtriCure, Inc. 2023 Stock Incentive Plan (the “2023 Plan”).
The purpose of the 2023 Plan is to provide a means through which the Company and its affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates and aligning their interests with those of the Company’s stockholders. The 2023 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2023 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2023 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2023 Plan, except for certain adjustments resulting from stock splits and other specified events.
The foregoing summary of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan filed as Exhibit 10.1 to this report.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The stockholders of the Company voted on five items at the Annual Meeting of Stockholders held on May 25, 2023:
1.The election of eight directors to serve one-year terms expiring at the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.The approval of the AtriCure, Inc. 2023 Stock Incentive Plan;
4.The approval of an amendment to the AtriCure, Inc. 2018 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 750,000; and
5.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.
The nominees for director were elected based upon the following votes:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Michael H. Carrel	38,688,285	1,663,543	42,444	2,455,488
Regina E. Groves	39,606,401	741,483	46,388	2,455,488
B. Kristine Johnson	35,317,157	5,030,721	46,394	2,455,488
Karen N. Prange	38,342,028	2,005,856	46,388	2,455,488
Deborah H. Telman	38,676,842	1,674,148	43,282	2,455,488
Sven A. Wehrwein	38,103,506	2,247,490	43,276	2,455,488
Robert S. White	39,089,897	1,259,677	44,698	2,455,488
Maggie Yuen	39,605,378	740,663	48,231	2,455,488

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 received the following votes:

For:	42,108,324
Against:	711,131
Abstain:	30,305
Broker Non-Votes:	0
The approval of the AtriCure, Inc. 2023 Stock Incentive Plan received the following votes:

For:	38,096,753
Against:	2,269,227
Abstain:	28,292
Broker Non-Votes:	2,455,488
The approval of an amendment to the AtriCure, Inc. 2018 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 750,000 received the following votes:

For:	40,320,811
Against:	48,473
Abstain:	24,988
Broker Non-Votes:	2,455,488
The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	33,710,016
Against:	6,620,611
Abstain:	63,645
Broker Non-Votes:	2,455,488
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

No.	Description
10.1	AtriCure, Inc. 2023 Stock Incentive Plan
10.2	AtriCure, Inc. 2018 Employee Stock Purchase Plan (Amended and Restated as of May 25, 2023)
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	May 26, 2023	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer